First Amendment
                                       to
                 Partnership Agreement of J/T Aviation Partners


     THIS FIRST AMENDMENT TO PARTNERSHIP AGREEMENT OF J/T AVIATION PARTNERS (this "Amendment") is dated as of November 30, 1994, by and among Japan Fleet Service (Delaware) Inc., a Delaware corporation ("JFS (Delaware)"), TM Aviation (Japan) Inc., a Delaware corporation ("TM (Japan)"), and TM Aviation (USA) Inc., a Delaware corporation ("TM (USA)").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Partnership Agreement of J/T Aviation Partners dated as of February 14 , 1992 (the "Partnership Agreement"), JFS (Delaware), TM (Japan) and TM (USA) formed J/T Aviation Partners, a Delaware general partnership (the "Partnership"), in order to acquire a partnership interest in AJT Capital Partners, a Delaware general partnership; and

     WHEREAS, JFS (Delaware), TM (Japan) and TM (USA) now wish to amend the Partnership Agreement to permit the Partnership to acquire (i) a 37.44% limited partnership interest in ASC Acquisition Partners, L.P., a Delaware limited partnership, (ii) a 48% general partnership interest in Aviation Properties, a Delaware general partnership, (iii) a 48% general partnership interest in Aviation Properties of Texas, a Delaware general partnership, and (iv) 360 shares of the common stock, $100 par value per share, of Aviation Sales Management Company, a Delaware corporation;

     NOW, THEREFORE, intending to be legally bound hereby, JFS (Delaware), TM (Japan) and TM (USA) hereby agree as follows;

     1. Definitions. (a) Except as otherwise provided herein, each capitalized term used herein, but nor defined herein, shall have the meaning set forth in the Partnership Agreement. The following capitalized terms shall have the following meanings, and Section 1.1 of the Partnership Agreement is hereby amended by inserting therein the following capitalized terms in the appropriate alphabetical order:

          "ASC Acquisition Capital Contribution" shall mean, with respect to each Partner, a capital contribution to be made by such Partner to the Partnership pursuant to Section 4.2 hereof in order to enable the Partnership to acquire pursuant to Section 3.1 hereof (i) a 37.44% limited partnership interest in ASC Acquisition Partners, the consideration for which shall be $1,404,000, (ii) a

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48% general partnership interest in Aviation  Properties,  the consideration for which shall be $480, (iii) a 48% general partnership interest in Aviation Properties of Texas, the consideration for which shall be $480, and (iv) 360 shares of the common Stock, $100 par value per share, of Aviation Sales Management Company, the consideration for which shall be $36,000.

     "ASC Acquisition Closing Date" shall mean the "Closing Date," as such term is defined in the ASC Acquisition Financing Agreement.

     "ASC Acquisition Financing Agreement" shall mean that certain Credit Agreement dated as of December 2, 1994, among (i) ASC Acquisition Partners, as Borrower, (ii) the institutions from time to time party thereto, as Lenders,
(iii) the  institutions  from time to time party  thereto,  as Issuing Banks and
(iv) Citicorp Securities Inc., as Agent, as the same may be amended or otherwise modified from time to time, and pursuant to which such Lenders and Issuing Banks have agreed to provide to ASC Acquisition Partners certain financing that will enable ASC Acquisition Partners to purchase certain assets from Aviall Services, Inc.

     "ASC Acquisition Partners" shall mean ASC Acquisition Partners, L.P., a Delaware limited partnership.

     "ASC Subordinated Junior Debt" shall mean the junior subordinated loans totalling $7,000,000 to be obtained by ASC Acquisition Partners from Tomen America Inc., Japan Fleet Service Co., Ltd. and RCP Management L.P. as of December 2, 1994.

     "Aviation Properties" shall mean Aviation Properties, a Delaware general partnership.

     "Aviation Properties of Texas" shall mean Aviation Properties of Texas, a Delaware general partnership.

     "Aviation Sales Management Company" shall mean Aviation Sales Management Company, a Delaware corporation.

     (b) The definition of the term  "Partnership  Assets"  specified in Section
1.1 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows;

     "Partnership Assets" means the real, personal and intangible property owned by the Partnership from time to time, including, without limitation, its interests in (i) AJT Capital Partners, (ii) ASC Acquisition

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

     Partners, (iii) Aviation Partners, (iv) Aviation Partners of Texas and (v) Aviation Sales Management Company.

     (c) The definitions of the terms "Ramco" and "Ramco Stock Option" are hereby deleted from Section 1.1 of Partnership Agreement.

     2. Amendments. (a) The first paragraph of preamble to the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

          WHEREAS, the Partners desire to join together in the partnership hereby to, among other things, acquire (i) a general partnership interest in AJT Capital Partners, a Delaware general partnership ("AJT Capital Partners"), the other partner of which shall be RCP Management L.P., a Texas limited partnership, (ii) a limited partnership interest in ASC Acquisition Partners, L.P., a Delaware limited partnership, the general partner of which shall be Aviation Sales Management Company, a Delaware corporation, and the other limited partners of which shall be AJT and AVAC Corporation, a Delaware corporation ("AVAC"), (iii) a general partnership interest in Aviation Properties, the other partner of which shall be AVAC,
     (iv) a general partnership interest in Aviation Properties of Texas, the other partner of which shall be AVAC, and (v) certain shares of the common stock, $100 par value per share, of Aviation Sales Management Company, a Delaware corporation; and

     (b) Section 3.1 of the Partnership Agreement is hereby amended by amending and restating clause (a) of the first sentence of Section 3.1 to read in its entirety as follows:

     (a) to acquire, own, hold for investment, sell or exchange (i) a 48% general partnership interest in AJT Capital Partners, (ii) a 37,44% limited partnership interest in ASC Acquisition Partners, (iii) a 48% general partnership interest in Aviation Partners, (iv) a 48% general partnership interest in Aviation Partners of Texas and (v) 360 shares of the common stock, $100 par value per share, of Aviation Sales Management Company;

     (c) Section 4.2 of the Partnership Agreement is hereby amended by inserting the following words immediately before the period at the end thereof:

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

     ; except that, subject to the satisfaction of each of the conditions precedent set forth in Section 6.01 of the ASC Acquisition Financing Agreement, not later than the ASC Acquisition Closing Date, at the written request of the Administrative Partner, each Partner shall make its ASC Acquisition Capital Contribution to the Partnership The amount of each Partner's ASC Acquisition Capital Contribution shall equal the dollar amount arrived at by multiplying (a) $1,440,960 by (b) the Percentage Ownership Interest of such Partner set forth in Section 4.1.

     (d) Section 5.4 of the Partnership Agreement is hereby amended by, in the seventh line thereof, substituting the name "Takashi Yoshida" for the name "Hideo Funatsu".

     (e) Section 5.11 of the Partnership Agreement is hereby deleted in its entirety and shall be of no further force or effect.

     (f) The introductory paragraph of Section 8.1 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

     8.1 Dissolution and Termination of the Partnership or a Partner. The Partnership shall continue until, and shall automatically dissolve on, the last to occur of:

     (a) the date on which the final distribution of AJT Capital Partners shall be made;

     (b) the date on which the final distribution of ASC Acquisition Partners shall be made;

     (c) the date upon which the final distribution of Aviation Properties shall be made; or

     (d) the date upon which the final distribution of Aviation Properties of Texas shall be made; or

     (e) the date on which the final distribution of Aviation Sales Management Company shall be made; or

     (f) the payment in full of all amounts owing by ASC Acquisition Partners under (i) the ASC Acquisition Financing Agreement and (ii) the ASC Junior Subordinated Debt;

     unless sooner  dissolved upon the earliest to occur of any of the following
     events,  any  of  which  shall  cause  an  immediate   dissolution  of  the
     Partnership:

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     (g) The  Partnership  Agreement is hereby  amended by adding the  following text to the end of Article 5 as Section 5 .12:

               5.12 Resignation of Administrative Partner. The Administrative Partner may resign at any time by giving notice thereof to the other Partners. Within 30 days of the date on which the Administrative Partner shall have given notice of its resignation pursuant to the preceding sentence of this Section 5.12, the Partners shall elect a successor Administrative Partner. Upon its election as successor Administrative Partner hereunder, such successor Administrative Partner shall immediately succeed to and become vested with all of the rights, powers, privileges and duties of the resigning Administrative Partner, and the resigning Administrative Partner shall be discharged from its duties and obligations hereunder. If no successor Administrative Partner shall have been elected by the Partners within such thirty-day period, each action described in Section 5.1(b) as an action that may be taken on behalf of the Partnership by the Administrative Partner may only be taken by the Partnership, or by any Partner on behalf of the Partnership, in each case, with the consent of all of the Partners.

     (h) Section 10.1 of the Partnership Agreement is hereby amended by (i) substituting the name "Takashi Yoshida" for the name "Hideo Funatsu" wherever it appears therein and (ii) substituting the following for the information relating to Graham & James appearing therein:

     Orrick, Herrington & Sutcliffe
     599 Lexington Avenue, 29th Floor
     New York, New York 10022
     Attention: William R. Campbell, Esq.
     Telecopy: (212) 326-8900

     3. Governing Law. This Amendment, and the Partnership Agreement as amended by this Amendment, shall be governed by and interpreted in accordance with the laws of the State of Delaware.

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

     4. CounterParts: Effective Date. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the Partners have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first written above.

                                   JAPAN FLEET SERVICE (DELAWARE) INC.

                                   By: /s/ Tim L. Watkins
                                       -----------------------------------------
                                       Name:  Tim L. Watkins
                                       Title: President


                                   TM AVIATION (JAPAN) INC.

                                   By: /s/ Kazuhiko Maeda
                                       -----------------------------------------
                                       Name:  Kazuhiko Maeda
                                       Title: Asst. Vice President


                                   TM AVIATION (USA) INC.

                                   By: /s/ Kazuhiko Maeda
                                       -----------------------------------------
                                       Name:  Kazuhiko Maeda
                                       Title: Vice President

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